UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  October 1, 2015

Golden Eagle International, Inc.
(Name of registrant as specified in its charter)

Colorado	0-23726	84-1116515
State of	Commission File	IRS Employer
Incorporation	Number	Identification No.

17 Foxhill Road, North Salt Lake, Utah 84054-3028
Address of principal executive offices

801-619-9320
Telephone number, including
Area code

Not applicable
Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers

On October 1, 2015, Terry C. Turner resigned from the Company’s Board of Directors. Mr. Turner did not have any disputes or disagreements with the Company, and the Board thanked Mr. Turner for 18 years of service in various capacities as an executive officer and board member.

Also on October 1, 2015, Tracy A. Madsen resigned as President, Chief Executive Officer, Chief Financial Officer, Corporate Secretary and Treasurer. Mr. Madsen did not have any disputes or disagreements with the Company, and the Board thanked Mr. Madsen for 12 years of service in various capacities as an executive officer. Mr. Madsen will continue to serve on Golden Eagle’s Board of Directors.

In addition, on October 1, 2015, Mark A. Bogani, who is currently serving as a member of Golden Eagle’s Board of Directors, was elected Chairman of the Board, and was appointed by the Board as Golden Eagle’s President and Chief Executive Officer. Mr. Bogani has been involved in the securities industry for more than 20 years, starting out in financial public relations and retail brokerage.  Along the way, he has also assisted and consulted on numerous mergers, acquisitions and business valuations in both the public and private sector.  During this time he has also coordinated mezzanine finance assistance to public and private companies to aid their growth.  He has served as an officer and a board member of multiple companies, both private and public.  In 2004, Mr. Bogani founded Transhare Corporation, a Securities Transfer Agency that serves more than 40,000 shareholders, for which he currently serves as CEO. Due to Golden Eagle’s current financial condition, Mr. Bogani has agreed to serve in the positions above without compensation until the Company is on a more sound financial footing. Any change in compensation by Golden Eagle’s Compensation Committee will be reported in a Current Report on Form 8K.

Finally, on October 1, 2015, Philip F. (Frank) Grey was appointed by the Board as a member of the Board of Directors, and as Golden Eagle’s Chief Financial Officer, Corporate Secretary and Treasurer. Mr. Grey has been in the financial services industry for more than 25 years specializing in private and public equity, futures and commodities, as well as the foreign exchange markets. He has been involved in the field of private investment banking facilitating mergers and acquisitions for both private and public companies focusing on the Technology and Energy sectors. For the past 6 years, he has been a consultant Share Agent, LLC and Securities Logistics Legal Group advising foreign companies and individuals in the complexities of U.S. and Canadian securities markets. From 2008 to 2010, Mr. Grey was employed at Velocity Capital Advisors, a company he founded to act as an Introducing Brokerage firm for Futures, Commodities and Forex trading. Prior to 2008, Mr. Grey served as Vice President of Institutional Sales for Acuvest, Inc., a Futures and Commodities firm located in Southern California. As with Mr. Bogani above, due to Golden Eagle’s current financial condition, Mr. Grey has agreed to serve in the positions above without compensation until the Company is on a more sound financial footing. Any change in compensation by Golden Eagle’s Compensation Committee will be reported in a Current Report on Form 8K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 1st day of October, 2015.

Golden Eagle International, Inc.

By:	/s/ Mark A. Bogani
Mark A. Bogani
President and Chief Executive Officer